UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement .

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 24, 2013, Odyssey Marine Exploration, Inc. entered into a loan agreement with Fifth Third Bank that provides a credit facility of $10.0 million. The facility will mature on July 24, 2014. The term loan bears interest at a floating rate equal to the one month LIBOR rate plus 500 basis points. Odyssey may make prepayments in whole or in part without premium or penalty. An origination fee of $50,000 was payable at closing. A restricted cash deposit of $500,000 was made to cover interest payments for the loan.

The term loan is secured by approximately $15.0 million worth of silver recovered from either the SS Gairsoppa or the SS Mantola shipwreck projects. The Company is required to comply with a number of customary covenants. The proceeds of the credit facility will be used to fund the project recovery costs. The Company took a $10 million draw against the facility on July 24, 2013.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2013 The Board of Directors appointed Mr. Mark B. Justh, age 48, to its Board of Directors. The appointment increases the size the board to seven directors, including five independent directors. Mr. Justh previously served for twelve years at JP Morgan. There he was a managing director and head of Pan Asian Equities Distribution in Hong Kong. During his tenure at JP Morgan he was also responsible for Cash Equities Distribution in the Americas. Prior to JP Morgan, Mr. Justh was a partner at a startup fund in the media space, HPJ Media Ventures/DeNovo Capital. Earlier in his career, he was a vice president at Goldman Sachs International in International Equities. Mr. Justh holds a B.A. in economics from Princeton University, an M.S. degree in real estate finance from New York University, and an MBA from INSEAD (Fontainebleau, France). He was also honorably discharged from the U.S. Army Reserve as a first lieutenant in the Medical Service Corps.

Item 8.01. Other Events

The company issued a press release on July 22, 2013 announcing the recovery of silver cargo from the Gairsoppa. The company issued a press release on July 29, 2013 announcing the appointment of Mark B. Justh to the Board of Directors. A copy of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(c) Exhibits.

10.1	Loan Agreement dated July 24, 2013, with Fifth Third Bank

10.2	Non-Revolving Line of Credit Promissory Note dated July 24, 2013 with Fifth third Bank

99.1	Press Release dated July 22, 2013 announces recovery of 1.8 million ounces of silver from shipwreck

99.2	Press Release dated July 29, 2013 announces Mark B. Justh appointment to Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC .

Dated: July 30, 2013	By:	/S/ MICHAEL J. HOLMES
Michael J. Holmes
Chief Financial Officer